Investor Presentation March 2026 Location: 1071 Marshall Farms Rd, Ocoee, FL

Certain of the matters discussed in this investor presentation, other than historical facts, may be considered forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” ”continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: • disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar (“CAD”)/U.S. Dollar (“USD”) exchange rate; • significant transaction costs, including financing costs, and unknown liabilities; • whether we will be successful in the pursuit of our business plan and investment objectives; • changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; • changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business; • difficulties in our ability to attract and retain qualified personnel and management; • the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline; • our ability to identify and complete acquisitions on favorable terms or at all; • our ability to successfully integrate businesses and opportunities that we acquire, including but not limited to, the potential failure to fully realize expected cost savings and synergies from transactions or the risk that those expected cost savings and synergies may take longer than anticipated to be realized; • the outcome of any pending or later instituted legal or regulatory proceedings or governmental inquiries or investigations; • general competitive, economic, political and market conditions and other factors that may affect our future results; • our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse; • increases in interest rates; and • failure to maintain our REIT status. All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this financial supplement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the Securities and Exchange Commission (the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, copies of which may be obtained from our website at investors.smartstopselfstorage.com. We use market data throughout this presentation that has generally been obtained from publicly available information and industry publications. We have also obtained certain information, where indicated, from the 2024 Self Storage Almanac and the January 2024 Colliers Report. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The market data includes forecasts and projections that are based on industry surveys and the preparers’ experiences in the industry, and there is no assurance that any of the projections or forecasts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information. This presentation may contain trade names, trademarks or service marks of other companies. We do not intend the use or display of other parties’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, these other parties. This presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. You should be aware that our presentation of these and other non-GAAP financial measures in this presentation may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP in this presentation. You are encouraged to review the related GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. Disclaimer & Forward-Looking Disclosure

SmartStop is a Premier, Growth-Oriented Self Storage Platform

SMARTSTOP OVERVIEW

- SmartStop Self Storage REIT, Inc. (“SmartStop” or the “Company”) is an NYSE listed (NYSE: SMA) premier self storage owner and operator that maintains a high-quality and diversified portfolio across the United States and Canada
- Demonstrated track record of growth, growing its total portfolio by ~227% over the last five years(1), becoming one of the top 10 largest operators in the U.S. and the largest operator in the Greater Toronto Area (“GTA”)(2)
- Self storage portfolio is focused on high growth markets, including a unique exposure to Canada and the GTA
- Management has established a robust operating platform that is technology-enabled, data driven, and scalable
- SmartStop has a multi-pronged growth strategy focused on organic and external growth
- Managed REIT platform and Third-Party Management platform drive incremental revenue and future potential acquisition pipeline



Goodlette-Frank Rd.
Naples, FL



N. Hualapai Way
Las Vegas, NV



Terrace Rd.
Ladera Ranch, CA

ATTRACTIVE FINANCIAL AND OPERATING PROFILE

FINANCIAL

$167 million
LQA NOI(3)

~$3.1 billion
Historical acquisition volume(4)

~0.7%
Avg. Same-Store YoY NOI growth (Last three years)(5)

7.9%
Owned portfolio CAGR (2020-2025)(6)

OPERATING

461
Owned and managed properties(7)

35.2 million
Owned and managed square feet(7)

92.1%
4Q 2025 Ending Same-Store Occupancy(8)

$20.04
4Q 2025 Annualized Same-Store RentPOF(9)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Note: As of 12/31/2025 unless otherwise noted. (1) Based on total owned and managed properties from 2020 – 2025; (2) Based on total owned and managed property growth since 2019; Per Inside Self Storage Top-Operators list for 2024 and Colliers January 2024 report; (EXR) merger with Life Storage completed in July 2023; (3) LQA NOI based on annualized 4Q’25 NOI; NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure; (4) Since 2016 through YTD 2025 inclusive of the Managed REITs; (5) The average of the past 12 quarters of year-over-year same-store NOI growth from 1Q23 to 4Q25; (6) Measured by number of properties; Includes wholly-owned operating properties and joint venture operating properties; (7) As of 12/31/2025; (8) Represents 12/31/2025 same-store ending physical occupancy; (9) Represents same-store annualized rent per occupied square foot for the three months ended 12/31/2025.

3

Key Investment Highlights Multi-Pronged Growth Strategy 1 High Quality, Diversified Portfolio In Key Growth Markets 2 Differentiated Exposure to the GTA 3 Scalable, Branded Platform Positioned to Drive Growth 4 Unique Third-Party Management & Managed REIT Platforms Provide Additional Revenue and Acquisition Potential 5 Experienced Management Team and Board of Directors 6 Conservative and Diversified Capital Structure 7 Las Vegas Blvd. S. Las Vegas, NV Ardrey Kell Rd. Charlotte, NC Broadway St. San Antonio, TX

1 Successful Track Record of Growing the SmartStop Platform

NOVEMBER 2005
H. Michael Schwartz **acquires first ten self storage properties** in a DST

MARCH 2008
SST, **first public non-traded REIT entirely focused on self storage**, declared effective and begins offering shares at $10.00

JULY 2009
SMARTSTOP brand launched

NOVEMBER 2010
SST acquires **first property in the Greater Toronto Area**

SEPTEMBER 2013
SST II is **established**

JANUARY 2014
SST II declared effective and begins offering shares at $10.00

SEPTEMBER 2015
SST closes a **$1.4 billion** all-cash merger with Extra Space Storage (NYSE: EXR) for **$13.75 / share**, returning over **$800mm of equity** to shareholders

JUNE 2019
SST II completes Self Administration Transaction; **renames company to SmartStop Self Storage REIT, Inc.**

MARCH 2021
SmartStop closes **100% stock-for-stock merger with SST IV; acquiring ~$375mm** in storage assets

MARCH 2022
SmartStop receives **BBB- Investment Grade Rating** from KBRA

APRIL 2022
SmartStop **files Form S-11** with SEC to list its shares on the NYSE

JUNE 2022
SmartStop completes **100% stock-for-stock merger** with **SSGT II,** acquiring ~$262mm of storage assets

JUNE 2024
SmartStop **surpasses $750mm in AUM** in its Managed REIT Platform

DECEMBER 2024
Completed ~$240mm of acquisitions in FY 2024 with ~$110mm closed or under contract as of March 2025

APRIL 2025
SmartStop REIT **prices IPO at $30.00** per share **raising $932mm**[1] and starts trading on the NYSE under "SMA"

MAY 2025
Receives **BBB** Credit Rating from Morningstar DBRS with Stable trends

JUNE 2025
SmartStop closes Maple Bond for **CAD $500 million** at a 3.91% coupon.

JULY 2025
Upgrade to **BBB** from KBRA with a Stable trend

JULY 2025
SmartStop announces new board member, **Lora Gotcheva**

SEPTEMBER 2025
SmartStop **added** to the **MSCI US REIT Index**

SEPTEMBER 2025
SmartStop **closes Canadian Maple bond** for CAD $200 million at a 3.89% coupon

OCTOBER 2025
SmartStop **closes** transaction with **Argus Professional Storage Management "Argus"**

FEBRUARY 2026
SmartStop announces **recast** of its Multi-Currency Credit Facility

MARCH 2026
SmartStop and **AXCS Capital form strategic joint venture**

2005 | 2008 | 2009 | 2010 | 2013 | 2014 | 2015 | 2019 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026

	2018	2019	2020	2021	2022	2023	2024	2025
Owned operating properties[2]	83	112	112	144	160	162	171	188
Managed operating properties	-	-	41	18	19	32	37	273
Total owned & managed properties	83	112	153	162	179	194	208	461

Note: Strategic Storage Trust, Inc. (SST); Strategic Storage Trust II, Inc (SST II); Strategic Storage Trust IV, Inc (SST IV); Strategic Storage Growth Trust II, Inc (SSGT II).
Gray shading represents events that occurred prior to the formation of SmartStop Self Storage REIT, Inc.; Blue shading represents events that occurred after the formation of SmartStop.
(1) Based on 31.05mm shares issued post-greenshoe; (2) Includes wholly-owned and joint venture stores

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
5

1 The SmartStop Opportunity

Highly fragmented sector that is going through a wave of consolidation

- Over 52,000 self storage facilities in the US with only 22.5% penetration from public self storage companies(1)
- The top 10 operators in Canada account for only 20% of all self storage facilities(2)

Scalable platform positioned to generate outsized returns with improved cost of capital

- Significant investments made in SmartStop technology, infrastructure and human capital to prepare for future growth

SmartStop® Self Storage REIT, Inc.
...The Smarter Way to Store!®

SmartStop is a high-growth alternative to large-cap self storage companies

- ~$1.8 billion of acquisitions over the last ~4 years(3)
- Attractive relative scale to existing REITs drives greater impact to FFO growth from acquisitions

Accelerate our growth in target markets, including building a premier platform in Canada

- Continued expansion of footprint in top markets including the Mid-Atlantic, Southern California, Houston, and Canada

(1) 2024 Self-Storage Almanac; (2) Colliers January 2024 report (3) Includes acquisitions by Managed REITs. Represents 2021 – 2025

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!®
6

1 Multiple Levers Driving Outsized Growth Strategy

ORGANIC GROWTH DRIVERS

Property Revenue Maximization

- *Same-store pool: sector leading 2025 revenue growth and 2026 revenue growth guidance*
- *Non-Same Store pool: 29 properties(1) with occupancy & margins 7.8% and 6.3% below 2025 SS pool, respectively(2)*
- *Joint Venture pool: 11 properties with occupancy & margins 7.6% and 7.3% below 2025 SS pool, respectively(2)*

Margin Expansion

- *NOI and EBITDA margin are 4.8% and 10.2% below public peers, respectively(3)*
- *Scale through on-balance sheet acquisitions, joint ventures, and managed properties*
- *Solar initiative presents opportunity to further reduce utility costs*

ACQUISITIONS

Acquisitions on Balance Sheet

- *Leverage institutional operating platform to acquire accretive stabilized properties*
- *Leverage existing Canadian footprint to acquire under-managed Canadian properties*

Captive Acquisition Pipeline Via Third-Party Management and Bridge Lending Platforms

Potential Acquisitions Joint Venture

- *Currently seeking institutional joint venture partner to pursue larger acquisitions*

Off Balance Sheet Capacity within Managed REIT Platform

- *Managed REITs (SST X, SST VI, DSTs) AUM grew approximately $200 million during 2025; total AUM is approx. $1.1 billion4*

ADDITIONAL GROWTH DRIVERS

Development Joint Ventures

- *Accretive development opportunities within Canadian JV SmartCentres & other joint ventures*

Managed REIT Platform EBITDA

- *Opportunity to accretively grow EBITDA through increase in AUM from Managed REITs*

Third-Party Management Platform

- *Opportunity to scale the existing Argus management platform into broader SmartStop 3PM in the U.S.*
- *Opportunity to expand that third-party platform to under-served Canadian marketplace*

Bridge Lending Platform

- *Opportunity to accretively deploy capital in the U.S. via AXCS Capital Joint Venture as well as in the underserved Canadian marketplace*
- *Synergistic expansion of the third-party management platform*

(1) Included in the 2025 non same-store data is a self storage facility located in Murfreesboro, Tennessee, consisting of approximately 62,100 square feet that was purchased on February 20, 2025, and sold to SST X on October 30, 2025. (2) Same-Store NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. For the quarter ending December 31, 2025. (3) NOI and EBITDA are a non-GAAP measures. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measures. Peer comparison metrics are for PSA, EXR, CUBE, and NSA and are based on information filed with the SEC on Form 10-K for year ended 12/31/2025. (4) As of December 31, 2025.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
7

2 SmartStop Owns a High Quality Portfolio in Key Growth Markets

GEOGRAPHIC FOOTPRINT (OWNED)[1]


SmartStop Self Storage REIT, Inc. Operating Properties
177 Wholly Owned Operating Properties
11 Joint Venture Operating Properties

SmartStop has among the highest portfolio concentration in top markets at over 65%[2]

TOP MARKETS BY NRSF[3] (OWNED)


14.9 million
Total NRSF
Toronto 14%
Miami - Fort Lauderdale 8%
Houston 8%
Los Angeles 6%
Las Vegas 6%
Asheville 5%
Denver 4%
Tampa 3%
New York - Newark 3%
Dayton 3%
All Other4 40%

KEY PORTFOLIO STATISTICS (OWNED)

188 Owned properties[(1)(5)]	**14.9 million** Square feet[(1)(5)]	**132,000** Units[(1)(5)]
90.8% Ending Occupancy[(6)]	**$20.37** RentPOF[(7)]	**24** U.S. States and Canadian Provinces[(8)]

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!

Note: As of 12/31/2025 unless noted otherwise. Figures reflect owned JVs at 100% of NRSF. (1) As of 12/31/2025; (2) Toronto included as a top 25 MSA. Top 25 MSA's as defined by 2024 U.S. Census Bureau data. Metric refers to owned properties including joint venture properties; (3) MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.; (4) Other markets include: Baltimore, Calgary, Charleston, Charlotte, Charlottesville, College Station, Colorado Springs, Dallas, Jacksonville, Kelowna, Milwaukee, Mobile, Myrtle Beach, Nantucket, Naples, Orlando, Punta Gorda, Raleigh - Cary, San Antonio, San Diego, San Jose, Santa Maria - Santa Barbara, Santa Rosa - Petaluma, Sarasota, Spartanburg, Stockton, Trenton - Princeton, Washington - Arlington. None of these markets represent more than 1.5% of the total portfolio by NRSF. (5) Total includes ten operating properties held in unconsolidated joint ventures in which SmartStop maintains a 50% equity interest and one operating property in Nantucket in which SmartStop maintains a 42% equity interest; (6) Represents ending occupancy as of 12/31/2025 for total wholly-owned operating stores. (7) Represents three months ended 12/31/2025 total wholly-owned operating stores RentPOF. (8) Includes 20 U.S. states, Washington D.C. British Columbia, Alberta, and Ontario.

8

SmartStop Maintains a High-Performing Portfolio Relative to Peers Sources: Public company filings and financial supplements. (1) Excludes impact of LSI transaction and reflects EXR Same-store pool only. (2) Same-Store NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (3) Toronto included as a top 25 MSA. Top 25 MSA’s as defined by 2025. U.S. Census Bureau data per S&P Capital IQ. Includes owned joint venture properties for SmartStop; (4) Represents 4Q 2025 quarter end NRSF. (5) 2024 Evercore ISI Equity Research and ESRI. 2 High quality portfolio with strong rents and demographics (1) (1) Q4 2025 Same-store rent / square foot (rentpof) Q4 2025 ending same-store occupancy (1) Q4 2025 Same-store revenue growth Top 25 MSAs % of nrsf(3)(4) 181 118 113 112 67 Average 3 mile population (000s)(5) (0.3%) 0.1% (1.1%) (1.5%) (0.7%) Q4 2025 Same-Store NOI growth(2)

Portfolio Focused on Large Markets with Attractive Demographics Sources: Claritas, SNL Financial, Statistics Canada. Top 10 markets ranked by NRSF as of 12/31/2024. (1) Peers include PSA, EXR, CUBE, and NSA. (2) Toronto included as a top market. (3) Statistics Canada for 2023 and Ontario Ministry of Finance projections (Fall 2024). (4) Toronto household income data sourced from CoStar. 2 Population growth in smartstop’s markets is expected to outpace the u.s. average 2025 – 2030 Claritas/SNL Financial Projected Population Growth smartstop’s markets Display Outsized income growth Projections 2025 – 2030 Claritas/SNL Financial Projected HH Income Growth 2025E – 2030E Median HH Income Growth (%) Peer Top 10 MSA Avg.(1) 2.6% U.S. Avg. 2.5% SmartStop Top 10 MSA(2) Avg. 3.1% Toronto(3) 3.6% (4) (2) (3) (1) (1) (2)

Key SmartStop U.S. Markets – Houston, Miami / Ft. Lauderdale, and Los Angeles Sources: Company internal data for wholly-owned properties as of 12/31/2025. (1) Demographic data pulled by asset from ESRI; market data displayed is the weighted average by NRSF as of 12/31/2025. (2) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. 2 HOUSTON, TEXAS *PLEASE DO NOT DELETE THIS TEXT BOX* This map was created using ArcGIS Pro. This tag identifies the map allowing additional updates and edits using previously submitted materials and data. Contact GCFO-Presentations and use the workflow reference number below to make edits. ArcGIS Pro Workflow reference number is: 4209095-003 *PLEASE DO NOT DELETE THIS TEXT BOX* This map was created using ArcGIS Pro. This tag identifies the map allowing additional updates and edits using previously submitted materials and data. Contact GCFO-Presentations and use the workflow reference number below to make edits. ArcGIS Pro Workflow reference number is: 4209095-003 LOS ANGELES, CALIFORNIA Miami/Ft. Lauderdale, florida $81,464 Average 5-mi Household Income(1) 237,760 Average 5-mi Population 1,193,210 NRSF 10,470 Units $23.78 4Q 25 Rent POF(2) 92.9% 4Q 2025 Ending Occ. $98,996 Average 5-mi Household Income(1) 421,245 Average 5-mi Population 882,000 NRSF 8,290 Units $26.16 4Q 2025 Rent POF(2) 93.2% 4Q 2025 Ending Occ. $142,177 Average 5-mi Household Income(1) 184,491 Average 5-mi Population 1,145,550 NRSF 9,000 Units $19.04 4Q 2025 Rent POF(2) 90.6% 4Q 2025 Ending Occ.

Québec Ontario Toronto 2.3x 2.0x Montreal 2.5x Vancouver British Columbia 2.3x Calgary 2.8x Edmonton Alberta 2.2x Manitoba Supply Ratio Saskatchewan Toronto and Greater Canada Represent an Untapped Growth Opportunity 3 Sources: Claritas, Colliers, CoStar, Green Street, SNL Financial, Statistics Canada, and The 2024 Self-Storage Almanac. (1) As of 12/31/2025: exclusive of subsequent property additions after period end. (2) Includes Toronto, Vancouver, Montreal, and Edmonton. Largest Self Storage Owners in the GTA:(1) Opportunity to expand in several underpenetrated Canadian markets Supply Per Capita Ratio Supply Per Capita Ratio(3) U.S. National Avg. 6.3x Top 25 U.S. MSA Avg. 6.1x Select Canadian CMAs Avg.(2) 2.4x 2 SmartStop Self Storage REIT, Inc. Operating Properties(1) Wholly-Owned Operating Properties (19) Joint Venture Operating Properties (10) Managed Properties (20) 14 3 10 13 POPULATION GROWTH VS. SUPPLY RATIO – SELECT LARGE CITIES Canadian markets maintain attractive demographics with room to meaningfully expand storage market penetration Above U.S. Average Below U.S. Average U.S. National Average >6x 0% Population growth: vs. U. +127bps Storage supply ratio: (3.8x) Delta   Toronto vs. Top 25 U.S. MSA Avg. 1 1 5

SmartStop’s GTA and Broader Canadian Expansion is a Differentiated Strategy 3 (1) Colliers January 2024 report; (2) 2024 Self-storage Almanac; (3) Statistics Canada and Ontario Ministry of Finance; (4) Colliers January 2025 report; (5) Metrics for the Greater Toronto Area as of 12/31/2025; Includes joint venture properties and Managed REIT-owned properties https://www.bamsec.com/filing/119312524016641/1?cik=1585389&hl=32971:35136&hl_id=vkw9kr-ayg STRATEGIC rationale SmartStop GTA Owned and Managed Portfolio(5) SmartStop has built a local operating platform poised for growth(5) 15 Years of experience in GTA Market by Management 16%+ GTA Market Share(4) 3.4 Million Total Owned or Managed Operating Sq. Ft. 37 Owned or Managed Operating Properties ~110 Employees The Canadian storage market is less mature than the U.S. and meaningfully underpenetrated with only 3,390 storage properties(1) (vs. ~52,300 in the U.S.)(2) The GTA is the largest market in Canada and the sixth largest market in North America with 7.6 million people(3) Management has a 15-year track record in operating, developing and acquiring assets within the GTA SmartStop is the largest operator in the GTA(4) SmartStop has established robust infrastructure within the GTA enabling SmartStop to generate economies of scale Other fast-growing Canadian markets with low penetration represent compelling expansion opportunities SmartStop is the only U.S. REIT with exposure to the growing GTA market ~34,200 Total Owned or Managed Operating Units *PLEASE DO NOT DELETE THIS TEXT BOX* This map was created using ArcGIS Pro. This tag identifies the map allowing additional updates and edits using previously submitted materials and data. Contact GCFO-Presentations and use the workflow reference number below to make edits. ArcGIS Pro Workflow reference number is: 4209095-003

Our Success in Canada: Case Studies In 1H23, the Managed REITs(1) acquired an eight-facility portfolio in the GTA for approximately CAD $300 million 727,300 rentable square feet 7,310 units The properties are Class-A facilities located in high-growth areas of the GTA with strong demographics The acquisition makes SmartStop the fifth largest operator in Canada Portfolio Occupancy of 85.8% (at 12/31/2025) 727,300 Total Sq. Ft. 7,310 Units 56.1% Occupancy as of June 2023(2) ~26 Acres of Land 255,347 Average 3-mile Population(3) USD $109,376 Median 3-mile Household Income (3) Vaughan, ONT Property Opened: November 2020 (1) One property was acquired in January 2023 by Strategic Storage Trust VI, Inc. One property was acquired in June 2023 by Strategic Storage Growth Trust III, Inc. Six properties were acquired in June 2023 by Strategic Storage Trust VI, Inc.. (2) Weighted average physical occupancy at the time of acquisitions, weighted by net rentable square feet. One property was acquired in January 2023. Seven were acquired in June 2023. (3) Demographic data pulled by asset from ESRI; market data displayed is the weighted average by NRSF as of 12/31/2025. 3 Ground-up JV development property with 1,050 storage units Situated in prime location with high median household income, 2.5% annual population growth, and only 1.5 SF/person storage supply in a 3-mile radius Aggressive lease-up strategy led to greater than 90% physical occupancy within 17 months of opening Four story facility, 1.34 acres lot adjacent SmartCentres Brampton shopping center, Tim Hortons Occupancy of 93.8% (at 12/31/2025) Purchased Land: August 2019 GTA – 8 facility Portfolio Acquisition brampton, Ontario Portfolio Highlights Mississauga, ONT Managed operating property (8) Vaughan Mississauga Burlington *PLEASE DO NOT DELETE THIS TEXT BOX* This map was created using ArcGIS Pro. This tag identifies the map allowing additional updates and edits using previously submitted materials and data. Contact GCFO-Presentations and use the workflow reference number below to make edits. ArcGIS Pro Workflow reference number is: 4209095-003

4 Introducing: Dash, SmartStop's Proprietary Integrated Technology Platform


ARTIFICIAL INTELLIGENCE (AI)
LIVE AGENT
IVR
CALL CENTER
DATA SCIENCE
REVENUE MANAGEMENT
AUTOMATION
TECHNOLOGY
INNOVATION
dash™
WEB OPTIMIZATION
MOBILE
EMAIL/SMS
DIGITAL MARKETING
SEO
PPC
DATA ANALYTICS
DATA WAREHOUSE
MOBILE ON-DEMAND
ARTIFICIAL INTELLIGENCE (AI)

CUSTOM-BUILT

- Collaborative development with vendor
- Designed for real-time data access and availability
- Focus on customer-centric and mobile engagement

SCALABLE

- Built to operate with hundreds of properties
- Integrates seamlessly with proprietary systems (pricing, call center)
- Open API architecture and enterprise-level management
- Enhancements and upgrades flow seamlessly to field

SECURE

- Isolated server cluster built to SmartStop specifications
- Data is 100% SmartStop-owned and accessible
- Meets SOC I, Type II and SOC 2, Type II standards

Cloud-based Technology Backbone of Our Platform

- Accelerates innovation
- Facilitates delivery of strategic objectives

Innovative proprietary technology, shaping the future of the industry

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
15

4 Ability to Deliver Leading Customer Experience

Technology-driven platform gives SmartStop the ability to meet customers' unique service needs

Dedicated In-House Call Center

- Dedicated call center employees streamline the customer experience.
- Agents able to use web-based or SMS text features to complete leasing process to meet customer needs.

Online Rentals and Reservations

- Convenient online access allowing customers to seamlessly browse available units and rent units on the web.
- State-of-the-art website optimized to reduce barriers in the shopping experience and fast loading times.

Walk-Ins

- Highly-trained SmartStop employees on facility premises to accommodate walk-ins.
- Staff trained to utilize SmartStop's management technology and tools to provide high-quality in-person sales experience.


8:56
5G
Back to Top
404 Potrero Grande
Monterey Park, CA 91755
4.9/5
1st Month Rent Free
Small units from $86/mo
Medium units from $118/mo
(323) 427-3027
VIEW FACILITY
5216 Walnut Grove Ave
San Gabriel, CA 91776
5/5
1st Month Rent Free
Small units from $72/mo
Medium units from $118/mo
Large units from $332/mo
(626) 239-8141
VIEW FACILITY
10231 Colima Rd
Whittier, CA 90603
4.9/5
smartstopselfstorage.com

- ✓ Modern & convenient website experience
- ✓ Integrated into revenue management system to update pricing and occupancy real time
- ✓ Highly sophisticated and responsive website
- ✓ Mobile optimization; over 50,000 App users

- For the full year of 2025, ~47%(1) of all rentals were executed in a contactless manner

(1) Defined as rentals originated either through the Company's website or call center.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
16

Award Winning Customer Service and Strong Brand Awareness Newsweek Awards Named the top-ranked self storage company for customer service by Newsweek and Statista in 2021, 2023 and 2024 The Stevie Awards Recognized as a Silver Winner in The 21st Annual American Business Awards® for Customer Service Department of the Year Customer service awards and accolades SmartStop sponsorship Reputation 800 Awards Awarded the Reputation 800 Award from reputation.com for outstanding customer reviews in 2022 and 2023 Consistent Brand standards Charitable giving USC Athletics Wounded Warrior Project Habitat for Humanity Breast Cancer Research Foundation Arrow McLaren IndyCar Sports / Entertainment 4

4 Internal Growth Strategy

INTERNAL GROWTH STRATEGIC HIGHLIGHTS

- ✓ Maximize net operating income with a balanced approach to rate and occupancy
- ✓ Majority of the Company's same-store portfolio base has been owned or managed less than five years and retains additional rate upside
- ✓ SmartStop's customer service platform drives consumer traffic and develops a sticky customer base
- ✓ Continued investment in technology and artificial intelligence to drive incremental NOI
- ✓ Asset management technology and experienced personnel all help drive expense savings and ultimately bottom-line growth

HISTORICAL SAME-STORE AVERAGE OCCUPANCY[1]



Average: 92.8%
93.3% 93.1% 93.7% 93.2% 92.4% 92.5% 92.5% 92.4% 92.3% 92.6% 93.1% 92.6% 92.3%
4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

HISTORICAL SAME-STORE RENTPOF[1] [2]



Average: $20.00
$19.64 $19.84 $19.99 $20.37 $19.94 $19.49 $20.15 $20.25 $20.17 $19.84 $19.89 $20.35 $20.04
4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

SmartStop's strategic internal growth initiatives have proven successful on key operational statistics

(1) Q1'25, Q2'25, Q3'25, and Q4'25 figures based on SmartStop's 149 same-store pool; Q3'24 and Q4'24 figures based on SmartStop's 148 same-store pool; Q1'24 and Q2'24 figures based on SmartStop's 149 same-store pool. All 2023 figures based on SmartStop's 137 property same-store pool. All 2022 figures based on SmartStop's 109 property same-store pool. (2) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
18

4 Strong Track Record of Internal Growth

SmartStop's internal growth strategies have translated into successful long-term growth

HISTORY OF OPERATIONAL EXCELLENCE HIGHLIGHTED BY SAME-STORE PERFORMANCE VS. PEERS

4Q'25 Same-Store Revenue Growth

	SmartStop	Peer avg.	*Delta*
4Q'25	0.4%	(0.2%)	*+55bps*

4Q'25 Same-Store NOI Growth

	SmartStop	Peer avg.	*Delta*
4Q'25	(0.3%)	(0.8%)	*+50bps*

3-year Avg. YoY Same-Store Revenue Growth(1)



(4)
2.1%
1.4%
1.2%
0.8%
(1.0%)
SMA
PSA
EXR
CUBE
NSA

3-year Avg. YoY Same-Store NOI Growth(2) (3)



(4)
0.9%
0.7%
0.2%
(0.1%)
(2.8%)

EMBEDDED NOI UPSIDE FROM NON SAME-STORE ASSETS

4Q 2025 Ending Non Same-Store vs. Same-Store Occupancy(5)



+7.8%
84.3%
92.1%
Non Same-Store
Same-Store

Non same-store pool includes 28 properties covering ~2.3mm square feet (17% of total square feet)

Sources: Public company filings and financial supplements. Note: peers may have different definitions of same-store metrics. (1) Represents the simple average of quarterly year-over-year same-store revenue growth for the most recent 12 quarters (the quarter ended 3/31/2023 through 12/31/2025). (2) Represents the simple average of quarterly year-over-year same-store NOI growth for the most recent 12 quarters (the quarter ended 3/31/2023 through 12/31/2025). (3) Same-Store NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (4) Excludes impact of LSI transaction and reflects EXR SS Pool Only. (5) Represents 12/31/2025 non-same-store and same-store ending physical occupancy.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
19

4 Existing Embedded Internal Growth Opportunities

SMARTSTOP SAME-STORE RENTAL RATE AND NOI MARGIN EXPANSION


Rent POF (1) (3)
NOI Margin(4)
71.3%
69.6%
67.8%
66.9%
$16.01
$16.18
$16.51
$18.79
$20.04
$20.02
$20.03
2019
2020
2021
2022
2023
2024
2025

PEER COMPARISON - NOI MARGIN AND ADJ. EBITDA[(2)(5)]


FY 2025 Same-Store NOI Margin
FY 2025 Adj. EBITDA Margin
66.9%
71.7%
60.0%
70.2%
SmartStop Self Storage REIT, Inc.
Peer Avg.
SmartStop Self Storage REIT, Inc.
Peer Avg.

Source: Company data and filings. (1) Rent POF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. (2) NOI and Adjusted EBITDA are non-GAAP measures. See the Appendix for a reconciliation of these measures to their most directly comparable GAAP measures. (3) Q1'25, Q2 '25, Q3 '25 and Q4 '25 figures based on SmartStop's 149 same-store pool; Q3'24 and Q4'24 figures based on SmartStop's 148 same-store pool; Q1'24 and Q2'24 figures based on SmartStop's 149 same-store pool. Rates are on a monthly per square foot basis. (4) Calculated as same-store net operating income divided by same-store revenue (5) Peer comparison metrics are for PSA, EXR, CUBE, and NSA and are based on information filed with the SEC on Form 10-K for year ended 12/31/2025.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
20

Operations Update Post Quarter-End Operational Updates Same-Store Ending Occupancy(1) Same-Store In-Place Rates(2) Move-In rates(4) Same-Store Web Rates(3) 4 2024 2025 2025 2026 2025 2026 N. Walden Circle Aurora, CO 34th St. St. Petersburg, FL 2024 2025 2025 2026 2025 2026 2024 2025 2025 2026 2025 2026 2024 2025 2025 2026 2025 2026 December January February December January February December January February December January February Source: Company data and filings. 12/31/2025 , 1/31/2026, and 2/28/2026 displays metrics for the 2026 Same-Store Pool of 157 properties. (1) Represents same-store ending physical occupancy for 12/31/2025, 1/31/2026, and 2/28/2026. (2) Represents same-store monthly in-place rates for 12/31/2025,1/31/2026, and 2/28/2026. (3) Represents same-store monthly web rates for 12/31/2025, 1/31/2026, and 2/28/2026. (4) Represents same-store monthly move-in rates for 12/31/2025 , 1/31/2026, and 2/28/2026.

4

Full Year 2025 Acquisition Activity

Operating Properties[1]	
Total Properties	17
Total Purchase Price ($mm)[2]	$332
Total Net Rentable Square Feet	~1,386,075
Total Units	~12,385

PORTFOLIO STRATEGY

- 17 properties primarily located in Top 25 MSAs / CMAs
- Maximize efficiencies in top markets by leveraging existing assets and operations
- Accretive investments with high physical occupancy and management upside



Alberta
5
Kelowna
5
12
20
9
4
Denver
10
11
5
Houston
6
4
13
10
New Jersey
3
2
2
5
15
3
3
4
Nashville(3)
Orlando
26
SmartStop Self Storage REIT, Inc. Prospective Properties
161 Wholly-Owned Operating Properties
11 Joint Venture Operating Properties
17 Acquisition Properties - Recently closed or under contract
Represents MSA / CMA

Note: Acquisition pipeline represents properties acquired subsequent to 9/30/2025 end and properties under contract. There can be no guarantee that properties under contract will close.
(1) Represents properties acquired during the full year 2025. (2) All dollars denominated in U.S. Dollars (USD). (3) This property was sold to SST X in October 2025, for approximately $7.9 million.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
22

5 Bridge Lending Joint Venture – Overview

DEAL SUMMARY AND AXCS BACKGROUND

Overview:

- In March of 2026, SmartStop Self Storage REIT, Inc. ("SmartStop") announced the formation of a real estate credit joint venture ("the Venture") with **AXCS Capital** ("AXCS"), a Los Angeles-based commercial real estate investment management firm, targeting bridge debt and preferred equity investments across the self-storage sector in the United States.

AXCS Capital Background:

- AXCS, a portfolio company of Conversant Capital LLC, is an institutional commercial real estate finance platform providing investment management, capital advisory, and structured finance solutions to borrowers, investors, and operators nationwide.
  - Through its affiliated companies totaling nearly 100 professionals, the firm delivers vertically integrated capabilities across the full capital stack.
  - George Smith Partners, AXCS' nationwide capital markets advisory subsidiary, provides debt and equity placement across all property types and has advised on over $100 billion of transactions since its inception.

BRIDGE LENDING JOINT VENTURE OVERVIEW

Deal Structure	▪ The equity split between SMA and AXCS is 95% / 5% with a 1.0% asset management fee to AXCS. ▪ The Venture will have an initial target of $100 million in invested capital and the ability to recycle capital throughout the Venture's multi-year term, with the ability to expand the Venture upon fulfilling the investment objectives. ▪ The Venture is for U.S. properties only.
Deal Targets	▪ The Venture will deploy capital across the full spectrum of structured capital solutions, including senior bridge loans, mezzanine financing, preferred equity, and hybrid instruments. ▪ Target investment scenarios include ground-up development financing, value-add acquisitions and conversions, and recapitalizations of existing assets requiring rescue or bridge capital. ▪ Target yields of 10-15%.
Property Management Synergies	▪ SMA intends to target third-party management opportunities on all properties on which the Venture will provide capital. ▪ Provides upside to yields on capital deployed.
Deal Roles	▪ AXCS will source new lending opportunities, dual underwrite deals, manage deal flow and manage ongoing loan maintenance. ▪ SMA will source deals within its third-party management business, dual underwrite deals and third-party manage the properties on which the Venture lends.
Rationale	▪ Additional growth of properties under management enhances SMA's pricing and expense optimization capabilities, enabling more precise market-level revenue management across both existing and new geographies. ▪ No impact to G&A from additional SMA personnel needed to facilitate the lending program ▪ Immediate accretive use of capital.
Captive Pipeline for New Acquisitions	▪ New lending relationships provide SmartStop with direct access to a pipeline of potential acquisition targets. ▪ SMA will target ROFO opportunities on all target investments.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
23

5 APSM – Overview and Deal Summary

APSM BACKGROUND & DEAL SUMMARY

Overview:

- On October 1, 2025, SmartStop Self Storage REIT, Inc. (“SmartStop”) closed its transaction with **Argus Professional Storage Management** (“APSM”), a self storage third-party management company based in Tucson AZ. APSM was the sixth largest self storage manager in the U.S. and the second largest private third-party self storage manager in the U.S.[1]

Background:

- Founded in 1994 as the Argus Professional Storage Sales Network, the company initially focused on brokering self-storage transactions. In 2012, Argus partnered with Professional Self Storage Management to create **Argus Professional Storage Management (APSM)**
  - The partnership launched with 40 managed facilities, and rapidly expanded thereafter
  - Today, APSM serves a wide breadth of owner types and geographies, managing approximately 220 facilities across 26 states
    - Serves over 90 owners that range from large, multi-facility investment firms to individual site owners
    - Properties located in both major metropolitan areas and secondary markets

Deal Terms:

- Up Front Consideration: $21.0 million payable in a combination of cash and OP Units[2]
- Earnout Consideration: $11.0 million due upon certain revenue thresholds being met in year 3

SELF STORAGE FACILITY-MANAGEMENT OVERVIEW

Top 10 Self Storage Facility-Management Companies[1]

#	Self Storage Manager	# of Managed Facilities
1	ExtraSpace Storage	1,895
2	CubeSmart self storage	802
3	SAMinc Storage Asset Management	623
4	U-Haul	489
5	Public Storage	375
6	Argus Professional Storage Management	220[2]
7	Storage Pro Management	146
8	Atomic Storage Group	137
9	West Coast Self-Storage	132
10	Westport Properties	104

(1) According to Inside Self Storage and the 2025 Self Storage Almanac, as of 12/31/2024, adjusted for APSM's latest facility count. (2) Represents latest facilities managed count per APSM management, adjusted for recent onboards and offboards. (2) Up front consideration consists of $8.5 million of cash and approximately 328,000 OP Units.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
24

5 APSM – Investment Highlights & Portfolio Overview

INVESTMENT HIGHLIGHTS

Vertically Integrated Managed Portfolio	▪ APSM will immediately expand SmartStop's managed portfolio, create new operational infrastructure, and leverage experienced talent to support a best-in-class, fully-integrated third-party management strategy
Accretive Transaction	▪ Immediately accretive transaction supported by scaled, managed portfolio with in-place tenant insurance capture ▪ Going-in Adjusted EBITDA yield of 11-13%(1); yield exceeds current SMA implied cap rate ▪ Ability to bolster future SMA earnings through addition of new 3PM facilities over time
Property Management Synergies	▪ Integration of shared services and centralized systems improve margin profile and streamline property-level operations ▪ Strengthens SmartStop's ability to deliver consistent performance across a larger, more diverse portfolio
Digital Economies of Scale	▪ Datasets from APSM legacy facilities will enhance SmartStop's pricing and expense optimization capabilities, enabling more precise market-level revenue management across both existing and new geographies ▪ Immediate property clustering in 12 current SmartStop markets
Geographic Diversification	▪ APSM's national footprint and established third-party platform significantly expand SmartStop's geographic reach ▪ Of APSM's top 20 markets, 13 provide new market exposure to SmartStop; together SmartStop now has operations in 36 states
New Avenues for Future Growth	▪ Launches best-in-class capabilities of APSM and SmartStop into new geographies including Canada, where there is a limited set of institutional 3rd party managers ▪ Ability to enter new target markets for owned assets, in which APSM already has a foothold
Captive Pipeline for New Acquisitions	▪ New and existing third-party management relationships provide SmartStop with direct access to a pipeline of potential acquisition targets ▪ Enhances SmartStop's ability to source off-market transactions and "price to perfection" on existing 3PM properties

PRO FORMA PORTFOLIO OVERVIEW

	APSM(2)	SMA(3)	SMA + APSM
Number of Properties	220	241	461
Total NRSF	15,765,000	19,483,000	35,248,000
Total Storage Units	97,470	174,300	271,770
# of States / Markets(5)	26 / 61	24 / 54	36 / 100

APSM GEOGRAPHIC DIVERSIFICATION



APSM Managed Facilities

(1) Adjusted EBITDA yield is a non-GAAP financial measure. As presented, it is derived from estimated net income yield (defined as net income from the transaction before financing costs divided by the up-front consideration of $21 million)) of 7% - 9%. Net income is adjusted for taxes to arrive at Adjusted EBITDA. Further quantification can not be made without unreasonable efforts; (2) APSM portfolio data as of 12/31/2025, unadjusted for subsequent onboard and offboards following this date; (3) SmartStop owned and managed portfolio data as of 12/31/2025, unadjusted for subsequent events; (4) Weighted based on total SF; (5) SmartStop market count includes Canadian markets

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
25

5 APSM – Significant Expansion of SMA's Managed Portfolio and Capabilities

EXPANSION & NEW MARKETS

- Expanded SMA's presence in Central Florida, Denver, Las Vegas, Phoenix, Sacramento, and San Antonio
- SMA entry into new target markets including Atlanta and Minneapolis



BC
AB
SK
MB
ONT
QC
WA
MT
ND
MN
OR
ID
SD
WI
MI
WY
NE
IA
NY
VT
NH
ME
MA
NV
UT
CO
KS
MO
IL
IN
OH
PA
NJ
MD
DE
WV
VA
KY
CA
AZ
NM
OK
AR
TN
NC
SC
MS
AL
GA
TX
LA
FL

SmartStop Managed Properties(1)
SmartStop Owned Properties(1)
APSM Managed Properties(2)

SmartStop has existing presence in 11 of APSM's top 20 states:

#	APSM Top States	Total Units	SMA Presence
1	Colorado	21,107	✓
2	Arizona	13,868	✓
3	Texas	12,636	✓
4	New Mexico	9,730	
5	California	7,222	✓
6	Arkansas	4,945	
7	Oklahoma	3,612	
8	North Carolina	3,438	✓
9	Florida	2,804	✓
10	Nevada	2,597	✓
11	New York	2,128	
12	Wyoming	1,810	
13	Georgia	1,789	
14	Minnesota	1,387	
15	Oregon	1,335	✓
16	Montana	1,278	
17	Massachusetts	1,038	✓
18	New Hampshire	964	
19	Wisconsin	770	✓
20	Ohio	696	✓



Real Storage
Rental Office
3420

Real Storage – Plano, TX



19190
SELF STORAGE

Buffalo Run SS – Commerce City, CO



303 SS (Monaco) – Denver, CO



Ray SELF STORAGE

Ray SS – Burlington, NC



Indigo SS – Las Vegas, NV

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!

(1) SmartStop portfolio includes all owned and managed properties, based in the U.S, as of 12/31/25. (2) APSM portfolio includes 220 third-party managed properties.

26

5 APSM – SMA's Differentiated Third-Party Offerings

A SMARTSTOP

A traditional SmartStop-branded approach that leverages our full marketing and revenue management strategies along with complete access to SmartStop's proprietary platforms and services

B SMARTSTOP LEGACY

A hybrid model where partners retain their existing brand identity while operating on SmartStop website and platforms, or by integrating SmartStop enhancements into current systems

C FULL PRIVATE LABEL

A fully white-labeled solution that preserves the partner's brand identity end-to-end, while seamlessly operating on the SmartStop platform and maintaining marketing autonomy

SmartStop will offer tailored solutions to meet the evolving needs of self-storage owners across North America


First & River SS – Tuscon, AZ


Buffalo Run SS – Commerce City, CO


Indigo SS – Las Vegas, NV

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
27

5 SmartStop Managed REIT Platform Provides Additional Capital Allocation Flexibility

Managed REIT and third-party platforms represent a significant expansion opportunity for SmartStop

STRATEGIC STORAGE GROWTH TRUST III | SST VI STRATEGIC STORAGE TRUST | SST X STRATEGIC STORAGE TRUST TEN

Managed REIT Platform

- Acquire growth-oriented properties that broaden the platform in an accretive structure for SmartStop
- Generate fees and expense reimbursements
- Create economies of scale by adding SmartStop locations

Differentiated Access to Capital

- The structure of SST VI, SSGT III and SST X provides the platform access to raising equity capital at NAV, subsequently deploying in an accretive manner at a relatively low-cost basis
- The managed REIT platform provides access to retail capital through the private broker dealer community.



SmartStop
Self Storage

S. Durango Drive
Las Vegas, NV



Welcome Centre

Ingram Drive
North York, ONT

STRATEGIC STORAGE TRUST VI, INC.[1]

$585.3mm AUM
Assets Under Management on a cost basis[3]

Portfolio Stats[3]	
# of Stores	28
States / Provinces	11
Units	24,500
Net Rentable SQFT	2,546,100
Canadian Development Properties Under Construction	2

OPERATIONAL PROPERTIES NRSF ALLOCATION



NRSF
2,546,100
ON , 49%
AZ, 17%
FL, 13%
QC, 4%
WA, 4%
DE, 3%
PA, 3%
BC, 2%
OR, 2%
NV, 2%
AB, 2%

STRATEGIC STORAGE GROWTH TRUST III, INC.[2]

$470.8mm AUM
Assets Under Management on a cost basis[3]

Portfolio Stats[3]	
# of Stores	23
States / Provinces	11
Units	16,400
Net Rentable SQFT	1,924,500
Canadian Development Properties Under Construction	4

OPERATIONAL PROPERTIES NRSF ALLOCATION



NRSF
1,924,500
TX, 25%
FL, 25%
SC, 13%
ON , 9%
CA, 6%
AB, 5%
AZ, 4%
NJ, 3%
NC, 3%
VA, 3%
BC, 3%

Note: All data as of 12/31/2025. (1) Represents Strategic Storage Trust VI, Inc. ("SST VI"), a non-traded REIT with a publicly-registered offering that was declared effective by the SEC on 3/17/2022. (2) Represents Strategic Storage Growth Trust III, Inc. ("SSGT III"), which was launched in May 2022. (3) Includes all rentable units and rentable square feet, consisting of storage units and parking units.

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!
28

6 Experienced Senior Management Team

SMARTSTOP EXECUTIVE MANAGEMENT TEAM



H. Michael Schwartz

Chairman, Chief Executive Officer & President

21 Years of Storage Experience
21 Years at SmartStop and Affiliates



James Barry

CFO & Treasurer

14 Years of Storage Experience
14 Years at SmartStop and Affiliates



Wayne Johnson

Chief Investment Officer

40 Years of Storage Experience
20 Years at SmartStop and Affiliates



Joe Robinson

Chief Operations Officer

17 Years of Storage Experience
7 Years at SmartStop and Affiliates

ADDITIONAL EXECUTIVE & SENIOR MANAGEMENT TEAM MEMBERS



Nicholas Look

General Counsel & Secretary

9 Years of Storage Experience
9 Years at SmartStop and Affiliates



Mike Terjung

Chief Accounting Officer

17 Years of Storage Experience
17 Years at SmartStop and Affiliates



Bliss Edwards

EVP - Canada

13 Years of Storage Experience
7 Years at SmartStop and Affiliates



David Corak

SVP - Corporate Finance & Strategy

13 Years of Storage Experience
5 Years at SmartStop and Affiliates



Jaclyn Groendyke

VP - People & Culture

5 Years of Storage Experience
5 Years at SmartStop and Affiliates



Bill Charles

Chief Information Officer

2 Years of Storage Experience
2 Years at SmartStop and Affiliates



Korey Hanson

SVP - Third Party Management

22 Years of Storage Experience
~1 Year at SmartStop and Affiliates

1,000+
Total Employees

6%
Executive Management Ownership in the Company(1)

77%
NEO Management Comp is Risk / Performance Based

One
Centralized Corporate Headquarters

15+ Years
Average Leadership Team Experience

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!®

(1) Represents approximate ownership as of 12/31/2025.

29

6 Experienced Board of Directors



H. Michael Schwartz

Chairman, Chief Executive Officer & President

- Founder, CEO, President, and Chairman of SmartStop
- In 2007, founded Strategic Storage Trust (“SST”), which was ultimately sold to Extra Space Storage in 2015
- Negotiated the all-cash merger of Strategic Storage Growth Trust, Inc. (“SSGT”) with Strategic Storage Trust II (“SST II”)
- More than 34 years of experience in real estate, securities and corporate financial management. During the last 22 years, he has transacted more than $6.5 billion in office, industrial, retail, student housing, senior housing and self storage properties



Harold "Skip" Perry

Lead Independent Director

- Member of the Audit, Compensation, and Nominating & Corporate Governance (Chairman) Committees
- 40+ years of financial accounting, management and consulting experience for organizations in the real estate industry
- Currently the Executive Managing Director of Real Globe Advisors, a commercial real estate advisory firm which he founded
- Previously held senior positions at Real Globe Advisors, Alvarez & Marsal Real Estate Advisory Services and Ernst & Young



Lora Gotcheva

Independent Director

- Member of the Audit and the Compensation Committees
- 25+ years of financial management and investment experience in the financial services industry
- Held various roles at CPP Investments from 2010 to 2025, most recently as Managing Director
- Specialized in private real estate investments, joint ventures, and public REIT investments
- Served on CPP Investments’ Infrastructure Investment Committee, overseeing global acquisitions, dispositions, and value creation initiatives



David J. Mueller

Independent Director

- Member of the Audit (Chairman) and Nominating & Corporate Governance Committees
- 25+ years of financial management experience
- In June 2009, founded his own CPA firm, specializing in consulting, audit and tax services for small businesses and non-profits, where he continues to serve as Managing Partner
- From 2001 to 2009, served in several capacities at Manulife Financial Corporation, including Controller of Annuities and Chief Financial Officer of Distribution for Manulife Wood Logan



Timothy S. Morris

Independent Director

- Member of the Compensation (Chairman), and Nominating & Corporate Governance Committees
- 30+ years of financial and management experience with several international organizations, including the English-Speaking Union, AMDG Worldwide, Geneva Global, Care International UK and Royal Society Mencap
- Has held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements



Wayne Johnson

Director & Chief Investment Officer

- Director and Chief Investment Officer of SmartStop
- 40+ years of real estate and management experience in the self-storage sector overseeing acquisitions, development, operations, and portfolio management across multiple decades of market cycles
- Held senior investment and acquisitions leadership roles at SmartStop Self Storage, culminating as Chief Investment Officer through its merger with Extra Space Storage

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!
30

7 Investment Grade Rated Balance Sheet Positioned for Growth

SMARTSTOP AS ADJUSTED BALANCE SHEET HIGHLIGHTS[1]

BBB/with Stable Trends
DBRS rating

5.7x
Normalized Net Debt to Adjusted EBITDA[2]

3.2 Years
Wtd. Avg. Debt Maturity

BBB/Stable
KBRA rating

3.6x
Fixed Charge Coverage[3]

$2.9 Billion
Total Capitalization[4]

DEBT MATURITY SCHEDULE (MILLIONS)[1] [5]



500
400
300
200
100
0
$91
$42
$60
$462
$104
$186
$150
$9
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Variable Rate Debt
Fixed Rate Debt

CAPITAL STRUCTURE[1] [4]



4%
38%
58%
2.9 Billion Total Capitalization
Debt
Common Stock
OP Unit Equity

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!

(1) As of 12/31/2025. (2) Includes intra-quarter NOI of $47 (incremental net operating income and tenant protection program revenues less tenant protection program related expenses reduced by actual NOI of properties sold during the quarter), intra-quarter interest income of $377 (incremental interest income from lending) and Managed REIT platform expenses of $83 over and above the amount recognized during the quarter. (3) Fixed-charge coverage ratio is Adjusted EBITDA divided by total interest expense and principal payments. (4) Total capitalization includes debt and equity market cap based on approximately 59.2 million shares and OP Units at December 31, 2025 valued at the closing stock price on 12/31/2025 of $30.94. Debt is at face value for purposes of this calculation. (5) Excludes amortizing debt payments. Does not account for extension options.

31

Appendix

Solar Initiative Highlights(1) $1M Existing Est. Annual Savings $1.7M Expected Est. Annual Savings $9.4M Existing Investment $17.3M Expected Investment 62 Live Solar Sites 90 Expected Solar Sites 14.9 GWh Cumulative Production 11.8 GWh Expected Annual Production Actual GWh Production (1) Includes wholly-owned and joint venture operating assets of 12/31/2025. Western U.S. includes Arizona and California. Central U.S. includes Colorado, Illinois, Indiana, Michigan and Texas. Eastern U.S. includes DC, Florida, Maryland, Massachusetts, Nantucket, North Carolina, South Carolina, New Jersey and Virginia. Kilowatts Pipeline sites Live PTO Sites

MSA Exposure – Total Portfolio Wholly-Owned Total Portfolio at 12/31/25 (1) MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. (2) Other markets include: Baltimore, Calgary, Charleston, Charlotte, Charlottesville, College Station, Colorado Springs, Dallas, Jacksonville, Kelowna, Milwaukee, Mobile, Myrtle Beach, Nantucket, Naples, Orlando, Punta Gorda, Raleigh - Cary, San Antonio, San Diego, San Jose, Santa Maria - Santa Barbara, Santa Rosa - Petaluma, Sarasota, Spartanburg, Stockton, Trenton - Princeton, Washington - Arlington. None of these markets represent more than 1.5% of the total portfolio by NRSF.

MSA Exposure – Owned & Managed Portfolio Owned and Managed Total Portfolio at 12/31/25 Note: Amounts include properties owned in joint ventures. (1) MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. (2) Other markets include: Albilene, Albuquerque, Amarillo, Augusta, Austin, Baltimore, Bend, Billings, Birmingham, Boston, Calgary, Cape Coral - Fort Meyers, Carlsbad, Charleston, Charlotte, Charlottesville, College Station, Columbia, Deming, Detroit, Edmonton, Edwards, Fayetteville, Fort Smith, Hartford, Hobbs, Hot Springs, Jacksonville, Kelowna, Lake Havasu City, Laramie, Laredo, Little Rock, Longview, Louisville, Midland, Milwaukee, Minneapolis, Mobile, Montezuma, Montreal, Moultrie, Myrtle Beach, Nantucket, Naples, Nashville, Ocala, Oklahoma City, Philadelphia, Port St. Lucie, Portland, Prescott Valley, Pueblo, Punta Gorda, Raleigh - Cary, Reno, Richmond, Riverside - SB, Roswell, San Antonio, San Diego, San Francisco - Oakland, San Jose, Santa Maria-Santa Barbara, Santa Rosa - Petaluma, Sarasota, Seattle - Tacoma, Sierra, Silver City, Spartanburg, Spokane, Springfield, Stockton, Toledo, Trenton-Princeton, Tulsa, Vancouver, Washington-Arlington, Watertown, Yuma. None of these markets represent more than 1.2% of the total owned or operated portfolio by NRSF.

Reconciliation: Net Income (Loss) to Net Operating Income ($ in thousands)

Reconciliation: Net Income (Loss) to Adjusted EBITDA: Trailing 9 Quarters (1) Tax related expense consists primarily of adjustments to deferred tax liabilities, state, federal, and Canadian income tax, as well as state franchise taxes. (2) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy, as well as specific incremental acquisition-related expenses included in general and administrative in our consolidated statements of operations related to certain third-party costs for completed acquisitions. (3) Such amount includes approximately $0.1 and $0.6m of employer related payroll tax expense related to our IPO Grant for the quarters ended December 31, 2025 and September 30, 2025, respectively. ($ in thousands)

Reconciliation: Same-Store Net Operating Income to Total Net Operating Income NM: Not meaningful comparison (1) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. Not in thousands. (2) The non-same-store wholly-owned pool consisted of 29 properties owned during the quarter ended December 31, 2025. This includes one property that was sold during the quarter, resulting in a total of 28 properties at quarter end. Not all of these properties were owned at or during the entirety of the quarter ending December 31, 2024 . As such, the results as measured on a year-over-year basis are not directly comparable. (3) Included in the non-same-store data is a self storage facility located in Murfreesboro, Tennessee, consisting of approximately 62,100 square feet that was purchased on February 2, 2025, and sold to Strategic Storage Trust X on October 30, 2025. (4) Excludes IPO equity related compensation expense and Tenant Protection Program expenses. (5) NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (6) Figures represent the total joint venture, not just SmartStop's proportionate percentage. ($ in thousands)

Reconciliation: Same-Store Facility Results — Years Ended December 31, 2025 and 2024 ($ in thousands) N/M Not meaningful (1) Revenue includes rental income, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue. (2) Among other expenses, property operating expenses excludes Tenant Protection Program related expense and stock compensation expense related to the grant issued in connection with our Underwritten Public Offering. Please see the reconciliation of net operating income to net income (loss) below for the full detail of adjustments to reconcile net operating income to net income (loss). (3) Of the total rentable square feet, parking represented approximately 1,095,000 square feet and 1,040,000 square feet as of December 31, 2025 and 2024, respectively. On a same-store basis, for the same periods, parking represented approximately 970,000 square feet. Amount not in thousands. (4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation. (5) Determined by dividing the aggregate rental income, net of discounts and concessions and excluding late and administrative fees for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation in the first full month of non-operation. We have excluded the rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands. (6)Included in the 2025 non same-store data is a self storage facility located in Murfreesboro, Tennessee, consisting of approximately 62,100 square feet that was purchased on February 20, 2025, and sold to SST X on October 30, 2025. (6)

Reconciliation: Same-Store Facility Results — Years Ended December 31, 2024 and 2023 NM: Not meaningful comparison (1) Revenue includes rental income, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue. (2) Property operating expenses excludes Tenant Protection Program related expense. Please see the reconciliation of net operating income to net income (loss) below for the full detail of adjustments to reconcile net operating income to net income (loss). (3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet as of December 31, 2024 and 2023, respectively. On a same-store basis, for the same periods, parking represented approximately 954,000 square feet. Amount not in thousands. (4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation in the first full month of non-operation. (5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. In the event a property is disposed of, or becomes completely inoperable during the period, such property is excluded from the respective calculation in the first full month of non-operation. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. Amount not in thousands. ($ in thousands)

Reconciliation: Same-Store Facility Results — Years Ended December 31, 2023 and 2022 NM: Not meaningful comparison (1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue. (2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses. (3) Of the total rentable square feet, parking represented approximately 1,017,000 square feet and 1,016,000 square feet as of December 31, 2023 and 2022, respectively. On a same-store basis, for the same periods, parking represented approximately 949,000 square feet. (4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. (5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. ($ in thousands)

Reconciliation: Same-Store Facility Results — Years Ended December 31, 2022 and 2021 NM: Not meaningful comparison (1) Revenue includes rental revenue, certain ancillary revenue, administrative and late fees, and excludes Tenant Protection Program revenue. (2) Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses. (3) Of the total rentable square feet, parking represented approximately 1,016,000 square feet and 937,000 square feet as of December 31, 2022 and 2021, respectively. On a same-store basis, for the same periods, parking represented approximately 680,000 square feet. (4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. (5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot. (6) Included in the non same-store data is a self storage facility consisting of approximately 84,000 square feet owned by SST VI OP, which was consolidated for approximately three months in 2021. ($ in thousands) (6)

Outlook for Full Year 2026 Note: The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates. A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of the range of Estimated GAAP Net Income (Loss) to Estimated Same-Store Net Operating Income." A reconciliation of net income per share outlook to funds from operations, as adjusted per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Net Income (Loss) Per Share to Estimated Fully Diluted FFO, as Adjusted Per Share.“ (1) Stores in Canada are operated in Canadian Dollars (CAD), and their financial results are translated to U.S. Dollars (USD) in accordance with GAAP. These stores represent 13 of the Company's 157 stores in the 2026 same-store pool. Constant currency results are calculated by translating current year results at prior year average exchange rates. The average USD/CAD exchange rate for the 12 months ending December 31, 2025 was 0.72x. (2) FFO, as adjusted estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. ($ in thousands, except share and per share data)

Additional Information Regarding NOI, FFO, and FFO, as Adjusted, and Adjusted EBITDA Net Operating Income or (“NOI”) NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, tenant protection economics, stock compensation related to our IPO Grant and other non-property related income and expense. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. In addition, NOI is not a substitute for net income (loss), cash flows from operations, or other related financial measures, in evaluating our operating performance. Funds from Operations (“FFO”) Funds from operations ("FFO"), is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above. FFO, as Adjusted SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies. In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on certain foreign exchange and interest rate derivatives not designated for hedge accounting, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies. Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of our performance. Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted. Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure that SmartStop defines as net income (loss) computed in accordance with GAAP before: (i) interest expense and net loss on extinguishment of debt; (ii) tax related expenses; (iii) depreciation and amortization; (iv) adjustments to reflect EBITDA related to its unconsolidated entities; (v) changes in the fair value of its contingent earn-out liability; (vi) acquisition and transaction expenses; (vii) impairment charges related to goodwill, intangible assets, and equity investments; (viii) equity based compensation expense; (ix) gains or losses from disposition of depreciable property; (x) gains or losses from the acquisition of previously unconsolidated affiliates; (xi) sponsor funding revenue reduction; (xii) offering related expenses; and (xiii) gains or losses from foreign currency and interest rate derivatives. SmartStop uses Adjusted EBITDA as an additional metric by which it measures its operational performance independent of the impact of its capital structure. Additionally, SmartStop believes Adjusted EBITDA is a useful indicator of its ability to support its debt obligations. Presentation of Adjusted EBITDA is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate Adjusted EBITDA or on the same basis, so comparisons with other REITs may not be meaningful. Furthermore, Adjusted EBITDA is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of SmartStop’s performance, as an alternative to cash flows from operations as an indication of its liquidity or indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders or support its debt obligations. Adjusted EBITDA should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.